UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2014

Balchem Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-13648	13-257-8432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Sunrise Park Road, New Hampton, NY 10958
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (845) 326-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Credit Agreement and Related Agreements and Instruments

On May 7, 2014 (the “Closing Date”), Balchem Corporation, a Maryland corporation (“Balchem”), entered into a Credit Agreement (the “Credit Agreement”) among:

•	Balchem;
•	BCP Ingredients, Inc., a Delaware corporation, ABERCO, INC., a Maryland corporation, Performance Chemicals & Ingredients Company, a Delaware corporation (“PCI”), SensoryEffects Powder Systems, Inc., a Delaware corporation, SensoryEffects Cereal Systems, Inc., a Delaware corporation, SensoryEffects Flavor Company, a Delaware corporation, SensoryEffects International Sales, Inc., a Delaware corporation, and SEPS Reading LLC, a Delaware limited liability company (collectively, the “Domestic Guarantors”);
•	Bank of America, N.A., Farm Credit Services of America, PCA, JPMorgan Chase Bank, N.A., Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland," New York Branch and KeyBank National Association (collectively, the “Lenders”); and
•	Bank of America, N.A., as administrative agent.

Balchem and its affiliates (including the Domestic Guarantors) do not have any material relationship with Bank of America, N.A. or the other Lenders, other than with respect to the Credit Agreement.

The following is a summary of the terms and conditions of the Credit Agreement and certain ancillary agreements and instruments contemplated therein:

•	The Credit Agreement provides that an aggregate principal amount of up to $450 million will be available through senior secured credit facilities (the “Senior Credit Facilities”). The Senior Credit Facilities consist of (i) a $350 million term loan facility (the “Term Loan Facility”), all of which was drawn on the closing of Balchem’s acquisition of PCI (as discussed in Item 2.01 below), and (ii) a $100 million revolving credit facility (the “Revolving Credit Facility”), $50 million of which was drawn on the closing of Balchem’s acquisition of PCI.

•	The proceeds of the Term Loan Facility were used solely to finance in part the purchase price of Balchem’s acquisition of PCI and pay fees and expenses incurred in connection with the acquisition. The Term Loan Facility is subject to repayment in quarterly installments of $8.75 million of principal, together with accrued interest, with the final payment of all amounts outstanding, plus accrued interest, being due five years after the Closing Date. Balchem has issued a Term Note to each Lender under the Term Loan Facility as evidence of Balchem’s indebtedness under the Term Loan Facility. Copies of the Term Notes are attached as exhibits to this Form 8-K.

•	The Revolving Credit Facility is available from time to time until the fifth anniversary of the Closing Date. The Revolving Credit Facility includes (i) a $10 million sublimit for the issuance of standby letters of credit denominated in U.S. dollars only (each, a “Letter of Credit”) and (ii) a $10 million sublimit for swing line loans made available in U.S. dollars only (each, a “Swing Line Loan”). Balchem must repay each Swing Line Loan in full no later than ten business days after such loan is made.  The proceeds of the Revolving Credit Facility that Balchem drew on the Closing Date were used solely to finance in part the purchase price of Balchem’s acquisition of PCI and pay fees and expenses incurred in connection with the acquisition.  The proceeds of the Revolving Credit Facility that Balchem draws after the Closing Date may be used to provide ongoing working capital and for other general corporate purposes of Balchem and its subsidiaries.  The Revolving Credit Facility will terminate and all amounts outstanding thereunder will be due and payable in full five years after the Closing Date.  Balchem has issued a Domestic Revolving Note to each Lender under the Revolving Credit Facility as evidence of Balchem’s indebtedness under the Revolving Credit Facility.  Copies of the Domestic Revolving Notes are attached as exhibits to this Form 8-K.

•	The interest rates per annum applicable to the Senior Credit Facilities (other than in respect of Swing Line Loans) will be, at Balchem’s option, (i) LIBOR plus the Applicable Margin (as defined below) or (ii) the Base Rate (as defined below) plus the Applicable Margin. Each Swing Line Loan will bear interest at the Base Rate plus the Applicable Margin for Base Rate loans under the Revolving Credit Facility. “Applicable Margin” means a percentage per annum determined in accordance with the pricing grid set forth below based on Balchem’s Consolidated Total Leverage Ratio (as defined below). “Base Rate” means the highest of (i) the Bank of America prime rate, (ii) the Federal Funds rate plus 0.50% and (iii) one month LIBOR adjusted daily plus 1.0%. During the continuance of any Event of Default under the Credit Agreement, the Applicable Margin on obligations owing under the Credit Agreement will increase by 2% per annum (subject, in all cases other than a default in the payment of principal when due, to the request of Lenders holding loans and commitments representing more than 50% of the aggregate amount of the loans and commitments under the Senior Credit Facilities).

Pricing Grid
Pricing Tier	Consolidated Total Leverage Ratio	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans	Commitment Fee
1	< 1.50:1.00	1.25%	0.25%	0.20%
2	≥ 1.50:1.00 but < 2.50:1.00	1.50%	0.50%	0.25%
3	≥ 2.50:1.00 but < 3.50:1.00	1.75%	0.75%	0.30%
4	≥ 3.50:1.00	2.00%	1.00%	0.35%

•	A commitment fee of a percentage per annum determined in accordance with the pricing grid set forth above, based on Balchem’s Consolidated Total Leverage Ratio, will be payable on the actual daily unused portions of the Revolving Credit Facility. The commitment fee will be payable quarterly in arrears. Swing Line Loans are not considered utilization of the Revolving Credit Facility for purposes of calculating the commitment fee.

•	Letter of Credit fees will be payable on the maximum amount available to be drawn under each Letter of Credit at a rate per annum equal to the Applicable Margin for LIBOR loans under the Revolving Credit Facility in accordance with the pricing grid set forth above.  The Letter of Credit fees will be payable quarterly in arrears.

•	Other than calculations in respect of interest at the Base Rate (which will be made on the basis of actual number of days elapsed in a 365/366 day year), all calculations of interest and fees will be made on the basis of actual number of days elapsed in a 360 day year.

•	Subject to certain exceptions, the Senior Credit Facilities generally are guaranteed by each existing and future direct and indirect domestic subsidiary of Balchem (collectively, the “Guarantors”). Such guarantees are guarantees of payment and not of collection.

•	Subject to certain exceptions, as security for the obligations under the Credit Agreement, Balchem and each of the Domestic Guarantors have granted the Lenders valid and perfected first priority liens and security interests in the following (the “Security”) (i) all present and future shares of capital stock of (or other ownership or profit interest in) each of the present and future Guarantors and a pledge of 66% of the voting stock of Balchem B.V., a subsidiary of Balchem organized under the laws of the Netherlands (subject to certain additional exceptions with respect to controlled foreign corporations), (ii) all present and future intercompany debt of Balchem and each Guarantor, (iii) all of the present and future personal property of Balchem and the Guarantors and (iv) all proceeds and products of property and assets described in clauses (i), (ii) and (iii), except that the Security does not include any owned or leased real property and certain other property and assets. Balchem and the Domestic Guarantors have granted the Security pursuant to a Security and Pledge Agreement among Balchem, the Domestic Guarantors and Bank of America, N.A. A copy of the Security and Pledge Agreement is attached as an exhibit to this Form 8-K. On a post-closing basis, Balchem is required to execute and deliver a pledge agreement, governed by the laws of the Netherlands, with respect to 66% of the equity of Balchem B.V.

•	Each extension of credit under the Senior Credit Facilities will be subject to satisfaction of customary conditions precedent, including (i) all of the representation and warranties in the Credit Agreement and related agreements being true and correct in all material respects as of the date of such extension of credit, (ii) no event of default under the Senior Credit Facilities or incipient default shall have occurred and be continuing or would result from such extension of credit and (iii) delivery of a request for the applicable extension of credit.

•	The Credit Agreement contains customary representations and warranties, as well as affirmative, negative and financial covenants. Affirmative covenants include (i) delivery of financial statements, budgets and forecasts, (ii) delivery of certificates and other information, (iii) delivery of notices (of any default, material adverse condition or material change in accounting or financial reporting practices), (iv) payment of obligations, (v) preservation of existence, (vi) maintenance of properties, (vii) maintenance of insurance, (viii) compliance with laws, (ix) maintenance of books and records, (x) inspection rights, (xi) use of proceeds, (xii) covenant to guarantee obligations, give security, (xiii) further assurances, (xiv) compliance with material contracts and (xv) maintenance of primary depository relationship including business, cash management, operating and administrative deposit accounts, with the Lenders. Negative covenants include restrictions on (i) liens, (ii) indebtedness (including guarantees and other contingent obligations), (iii) investments (including loans and advances), (iv) mergers and other fundamental changes, (v) sales and other dispositions of property or assets, (vi) payments of dividends, other distributions and share repurchases, (vii) changes in the nature of business, (viii) transactions with affiliates, (ix) burdensome agreements, (x) use of proceeds, (xi) amendments of organizational documents, (xii) changes in fiscal year, (xiii) modification or termination of certain documents relating to Balchem’s acquisition of PCI, (xiv) sale and leaseback transactions, (xv) ownership of subsidiaries and (xvi) Office of Foreign Assets Control (OFAC) and other sanctioned activities, in each case subject to certain exceptions.  Financial covenants include, in each case commencing as of the end of the first fiscal quarter ending after the Closing Date:

o	maximum Consolidated Total Leverage Ratio (defined as total funded debt divided by earnings before interest, taxes, depreciation, and amortization) of 4.00:1.00, stepping down to 3.50:1.00 on December 31, 2014, stepping down to 3.00:1.00 on December 31, 2015 and stepping down to 2.75:1.00 on December 31, 2016 measured on a quarterly basis; and

o	minimum Consolidated Fixed Charge Coverage Ratio (defined as (earnings before interest, taxes, depreciation, and amortization minus capital expenditures (other than capital expenditures funded with cash proceeds from the exercise of stock options and purchase of restricted shares)) divided by (cash interest expense plus scheduled funded debt payments plus cash taxes plus dividends, other distributions and share repurchases)) of 1.25:1.00 measured on a trailing twelve-month basis.

•	The Credit Agreement includes customary events of default, including (i) nonpayment of principal, interest, fees or other amounts, (ii) failure to perform or observe certain covenants within a specified period of time, (iii) any representation or warranty proving to have been incorrect in any material respect when made or confirmed, (iv) cross-default to other indebtedness in an amount of $5 million, (v) bankruptcy and insolvency defaults (with a sixty-day period to dismiss any involuntary proceedings), (vi) inability to pay debts, and (vii) monetary judgment defaults in an amount of $5 million and material nonmonetary judgment defaults.

•	The Senior Credit Facilities may be accelerated upon the occurrence and continuation of any event of default under the Credit Agreement.

The foregoing summary of each of the Credit Agreement, the Term Notes, the Domestic Revolving Notes and the Security and Pledge Agreement (collectively, the “Loan Documents”) and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such Loan Document, which is attached hereto as an exhibit to this Form 8-K and incorporated herein by reference.

The Loan Documents have been included to provide investors with information regarding their terms.  The Loan Documents are not intended to provide any factual information about Balchem,  PCI, the Domestic Guarantors or any of Balchem’s subsidiaries or affiliates.  The representations, warranties and covenants contained in the Loan Documents were made only for purposes of the Loan Documents and as of specific dates, were solely for the benefit of the parties to the Loan Documents, and are subject to limitations agreed upon by the parties to the

Loan Documents.  Moreover, the representations and warranties contained in the Loan Documents were made for the purpose of allocating contractual risk between the parties to the Loan Documents instead of establishing matters as facts, and may be subject to standards of materiality applicable to the parties to the Loan Documents that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Loan Documents and should not rely on the representations, warranties and covenants contained therein or any descriptions thereof as characterizations of the actual state of facts or condition of Balchem, PCI, the Domestic Guarantors or any of Balchem’s subsidiaries or affiliates.  Additionally, information concerning the subject matter of the representations and warranties contained in the Loan Documents may change after the date of the Loan Documents, which subsequent information may or may not be fully reflected in Balchem’s public disclosures.

Item 1.02.  Termination of a Material Definitive Agreement.

On May 7, 2014, in conjunction with the closing of Balchem’s acquisition of PCI (as discussed in Item 2.01 below), Balchem paid in full and terminated the Amended and Restated Credit Agreement, dated as of June 2, 2011, among PCI, as borrower, SensoryEffects Powder Systems, Inc., a Delaware corporation, SensoryEffects Cereal Systems, Inc., a Delaware corporation, SensoryEffects Flavor Company, a Delaware corporation, SensoryEffects International Sales, Inc., a Delaware corporation, SEPS Reading LLC, a Delaware limited liability company and the following lenders:  Texas Capital Bank, N.A.; The PrivateBank and Trust Company; Green Bank, N.A.; Enterprise Bank & Trust; The F&M Bank & Trust Company; and City Bank Texas.  Balchem and its affiliates do not have any material relationship with the other parties to the Amended and Restated Credit Agreement, other than with respect to the Amended and Restated Credit Agreement.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

As previously reported, on March 31, 2014, Balchem entered into a Stock Purchase Agreement to acquire all of the issued and outstanding shares of common stock of Performance Chemicals & Ingredients Company (d/b/a SensoryEffects), a Delaware corporation (“PCI”), from the following shareholders and optionholders of PCI (each a “Seller” and collectively the “Sellers”):  2006 Hirsch Family Partnership No. 1, Ltd.; 2006 Hirsch Family Partnership No. 2, Ltd.; 2006 Hirsch Family Partnership No. 3, Ltd.; Highlander Partners, L.P.; Charles A. Nicolais; Dennis J. Reid; Dennis J. Reid Revocable Trust UTA; Darren Lane; Michael R. Nicolais; William F. Miller III; Alex Guiva; Chris McRorie; James Holdrieth; and Mark Miller.

On May 7, 2014, Balchem closed its acquisition of PCI from the Sellers.  PCI is a supplier of customized food and beverage ingredient systems, headquartered in St. Louis, Missouri.  Prior to the closing of the acquisition, neither Balchem, any of its affiliates, any of its directors or officers, nor any associate of any of its directors or officers had any material relationship with any of the other parties to the Stock Purchase Agreement, other than with respect to the acquisition.  Upon the closing of the acquisition (i) Charles A. Nicolais became an officer and employee of Balchem and remained President and Chief Executive Officer of PCI and (ii) Mark Miller remained an employee of PCI.

Balchem’s aggregate purchase price for the acquisition of PCI (which includes the repayment of PCI’s indebtedness) is $567 million in cash, subject to certain pre-closing and post-closing adjustments as provided in the Stock Purchase Agreement (the “Purchase Price”), excluding Balchem’s transaction costs.  At the closing of the acquisition of PCI, Balchem paid (i) approx. $459.8 million in cash of the Purchase Price to the Sellers (after giving effect to certain pre-closing adjustments, including adjustments relating to PCI’s estimated working capital, PCI’s estimated indebtedness, PCI’s estimated cash and cash equivalents and certain of PCI’s estimated unpaid acquisition-related expenses) and (ii) deposited a portion of the Purchase Price ($27.5 million in cash) into escrow funds maintained by an escrow agent for certain post-closing purchase price adjustments (including possible working capital adjustments) and Sellers’ indemnification obligations under the Stock Purchase Agreement.  The escrow funds generally will be available for 18 months following the closing of the acquisition for Sellers’ indemnification obligations, after which time any remaining escrow funds generally will be distributed to the Sellers.  Balchem also paid (i) approx. $75.5 million of PCI’s indebtedness and (ii) approx. $6.3 million of PCI’s unpaid transaction costs.  The Purchase Price was determined as a result of arms’ length negotiation among Balchem, PCI and the Sellers.

The Purchase Price was financed in part with borrowings in the aggregate principal amount of $400.0 million under the Senior Credit Facilities (as discussed in Item 1.01 above).  Neither Balchem nor any of its affiliates has any material relationship with Bank of America, N.A. or the other Lenders, other than with respect to the Credit Agreement.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning Balchem’s direct financial obligations under the Senior Credit Facilities is hereby incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On May 7, 2014, Balchem issued a press release announcing the closing of its acquisition of PCI, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)            Financial statements of businesses acquired.

Balchem has not included any financial statements of PCI in this Form 8-K.  Balchem will file any financial statements of PCI required by Item 9.01(a) of Form 8-K by amendment to this Form 8-K not later than 71 calendar days after the date that this Form 8-K must be filed.

(b)        Pro forma financial information.

Balchem has not included any pro forma financial information in this Form 8-K.  Balchem will file any pro forma financial information required by Item 9.01(b) of Form 8-K by amendment to this Form 8-K not later than 71 calendar days after the date that this Form 8-K must be filed.

(d)            Exhibits.

Exhibit Number	Description

2.1*
Stock Purchase Agreement, dated as of March 31, 2014, among Performance Chemicals & Ingredients Company (d/b/a SensoryEffects), a Delaware corporation, its shareholders and optionholders that are a party thereto, Balchem Corporation, a Maryland corporation, and, solely for the limited purposes described therein, Highlander Partners, L.P. (incorporated by reference to Exhibit 2.1 of Balchem Corporation’s Current Report on Form 8-K dated March 31, 2014 and filed on April 1, 2014 (SEC File No. 001-13648)).

4.1	Credit Agreement dated May 7, 2014 among Balchem Corporation, the Domestic Guarantors, the Lenders and Bank of America, N.A.

4.2	Term Note dated May 7, 2014 issued to Bank of America, N.A.

4.3	Term Note dated May 7, 2014 issued to Farm Credit Services of America, PCA

4.4	Term Note dated May 7, 2014 issued to JPMorgan Chase Bank, N.A.

4.5	Term Note dated May 7, 2014 issued to Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland," New York Branch

4.6	Term Note dated May 7, 2014 issued to KeyBank National Association

4.7	Domestic Revolving Note dated May 7, 2014 issued to Bank of America, N.A.

4.8	Domestic Revolving Note dated May 7, 2014 issued to Farm Credit Services of America, PCA

4.9	Domestic Revolving Note dated May 7, 2014 issued to JPMorgan Chase Bank, N.A.

4.10	Domestic Revolving Note dated May 7, 2014 issued to Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland," New York Branch

4.11	Domestic Revolving Note dated May 7, 2014 issued to KeyBank National Association

4.12	Security and Pledge Agreement dated May 7, 2014 among Balchem Corporation, the Domestic Guarantors and Bank of America, N.A.

10.1	Credit Agreement dated May 7, 2014 among Balchem Corporation, the Domestic Guarantors, the Lenders and Bank of America, N.A. (included in Exhibit 4.1)

99.1	Press release dated May 7, 2014

*	Certain schedules and exhibits to the Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. These schedules and exhibits consist of (i) the Disclosure Letter (as such term is defined in the Stock Purchase Agreement), (ii) the Escrow Agreement (as such term is defined in the Stock Purchase Agreement), (iii) the Conditional Option Exercise Agreements (as such term is defined in the Stock Purchase Agreement), (iv) the Nicolais Employment Agreement (as such term is defined in the Stock Purchase Agreement) and (v) the form of Available Funds Certificate (as such term is defined in the Stock Purchase Agreement). Balchem hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

Forward-Looking Statements

Any statements in this Form 8-K about future expectations, plans and prospects for Balchem and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  These statements reflect Balchem’s expectation or belief concerning future events that involve risks and uncertainties.  Balchem can give no assurance that the expectations reflected in forward-looking statements will prove correct and various factors could cause results to differ materially from Balchem’s expectations, including:  Balchem’s ability to successfully integrate PCI into Balchem’s business in a timely and efficient manner or at all; and risks and factors identified in Balchem’s annual report on Form 10-K for the year ended December 31, 2013.  Forward-looking statements are qualified in their entirety by the above cautionary statement.  Balchem assumes no duty to update its outlook or other forward-looking statements as of any future date, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALCHEM CORPORATION
(Registrant)

By:	/s/ Dino A. Rossi
Dino A. Rossi
President & Chief Executive Officer

Dated:  May 13, 2014

EXHIBIT INDEX

Exhibit Number	Description

2.1*
Stock Purchase Agreement, dated as of March 31, 2014, among Performance Chemicals & Ingredients Company (d/b/a SensoryEffects), a Delaware corporation, its shareholders and optionholders that are a party thereto, Balchem Corporation, a Maryland corporation, and, solely for the limited purposes described therein, Highlander Partners, L.P. (incorporated by reference to Exhibit 2.1 of Balchem Corporation’s Current Report on Form 8-K dated March 31, 2014 and filed on April 1, 2014 (SEC File No. 001-13648)).

4.1	Credit Agreement dated May 7, 2014 among Balchem Corporation, the Domestic Guarantors, the Lenders and Bank of America, N.A.

4.2	Term Note dated May 7, 2014 issued to Bank of America, N.A.

4.3	Term Note dated May 7, 2014 issued to Farm Credit Services of America, PCA

4.4	Term Note dated May 7, 2014 issued to JPMorgan Chase Bank, N.A.

4.5	Term Note dated May 7, 2014 issued to Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland," New York Branch

4.6	Term Note dated May 7, 2014 issued to KeyBank National Association

4.7	Domestic Revolving Note dated May 7, 2014 issued to Bank of America, N.A.

4.8	Domestic Revolving Note dated May 7, 2014 issued to Farm Credit Services of America, PCA

4.9	Domestic Revolving Note dated May 7, 2014 issued to JPMorgan Chase Bank, N.A.

4.10	Domestic Revolving Note dated May 7, 2014 issued to Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland," New York Branch

4.11	Domestic Revolving Note dated May 7, 2014 issued to KeyBank National Association

4.12	Security and Pledge Agreement dated May 7, 2014 among Balchem Corporation, the Domestic Guarantors and Bank of America, N.A.

10.1	Credit Agreement dated May 7, 2014 among Balchem Corporation, the Domestic Guarantors, the Lenders and Bank of America, N.A.

(included in Exhibit 4.1)

99.1	Press release dated May 7, 2014

*	Certain schedules and exhibits to the Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. These schedules and exhibits consist of (i) the Disclosure Letter (as such term is defined in the Stock Purchase Agreement), (ii) the Escrow Agreement (as such term is defined in the Stock Purchase Agreement), (iii) the Conditional Option Exercise Agreements (as such term is defined in the Stock Purchase Agreement), (iv) the Nicolais Employment Agreement (as such term is defined in the Stock Purchase Agreement) and (v) the form of Available Funds Certificate (as such term is defined in the Stock Purchase Agreement). Balchem hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.